                            SCHEDULE 14A INFORMATION
                                (RULE 14a-101)
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    FILED BY THE REGISTRANT /X/
    FILED BY A PARTY OTHER THAN THE REGISTRANT / /
--------------------------------------------------------------------------------
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                          APRIL 19, 2000 AT 11:00 A.M.

Notice to: Stockholders of BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boston Private Financial Holdings, Inc. (the "Company") will be held at Ten Post Office Square, 2(nd) Floor, Boston, Massachusetts, on Wednesday, April 19, 2000 at 11:00 a.m., for the following purposes:

    1.  To elect four (4) Class III Directors of the Company;

    2. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000;

    3. To consider and act upon any other matter which may properly come before the Meeting or any adjournment or postponement thereof.

    Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

    The Board of Directors has fixed the close of business on February 22, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY DELIVERED A PROXY.

                                        By Order of the Board of Directors

                                        /s/ Ana E. Steele

                                        ANA E. STEELE
                                        CLERK

Boston, Massachusetts
Dated: March 10, 2000

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             TEN POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, APRIL 19, 2000

                            ------------------------

                                    GENERAL

    This Proxy Statement is furnished to the stockholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders of the outstanding shares of the common stock, par value $1.00 per share, of the Company for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on April 19, 2000 at 11:00 a.m. Boston time, at Ten Post Office Square, 2(nd) Floor, Boston, Massachusetts 02109 and at any adjournment or postponement thereof, for the purposes set forth herein.

    The Notice of Annual Meeting of Stockholders and the accompanying proxy are first being sent to stockholders on or about March 10, 2000.

    The shares represented by the enclosed proxy will be voted as specified therein if the proxy is properly executed and received prior to the Meeting and not properly revoked. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees to the Board of Directors and FOR the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. In accordance with Securities and Exchange Commission (the "Commission") rules, boxes and instructions are provided on the enclosed proxy card for stockholders to mark if they wish (i) either to vote "for" or to "withhold authority" to vote for one or more of the Company's nominees for directors and (ii) either to vote "for" or "against" the selection of KPMG LLP as the Company's independent auditors for fiscal year ending December 31, 2000. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

    A stockholder of record may revoke a proxy by filing an instrument of revocation with the Company at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Clerk, by filing a duly executed proxy bearing a later date or by appearing in person at the Meeting and withdrawing the proxy.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               VOTING AND QUORUM

    The Board of Directors has fixed the close of business on February 22, 2000, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the Record Date 11,693,663 shares of common stock were outstanding and entitled to vote at the Meeting and there were 420 stockholders of record.

    The holders of each share of common stock outstanding as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Transferees after such date will not be entitled to vote at the Meeting. Each holder of common stock is entitled to one vote for each share held of record for each matter properly submitted for consideration at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions, votes withheld for director nominees and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to such matters for purposes of determining whether a quorum is present. With respect to the election of directors, such election shall be determined by a plurality of votes cast by stockholders and thus shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of voting for the election of directors. With respect to the proposal to ratify the selection of KPMG LLP as the Company's independent auditors for fiscal year ending December 31, 2000, the affirmative vote of a majority of the shares of common stock present or represented at the Meeting is required to ratify the selection of the Company's independent auditors.

                                 ANNUAL REPORT

    All holders of record are being sent herewith a copy of the Company's 1999 Annual Report, which contains audited financial statements of the Company for the fiscal years ended December 31, 1999, 1998, and 1997, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 6, 2000. These reports, however, are not part of the proxy soliciting material.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of ten members divided into three classes, with each class elected for a three-year term. One class of directors is elected by the Company's stockholders at each annual meeting of stockholders. At the Meeting, four (4) Class III Directors will be elected to serve until the 2003 annual meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has nominated Herbert S. Alexander, Lynn Thompson Hoffman and Charles O. Wood, III for re-election as Class III Directors and Richard N. Thielen for election as a Class III Director. Each nominee has agreed to continue to serve as a director, if re-elected or elected. If any nominee shall become unavailable for any reason, all proxies will be voted for the election of such other person as the Board of Directors may recommend.

    Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the election of the nominees to the Board of Directors.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES OF THE BOARD OF DIRECTORS AS CLASS III DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

INCUMBENT DIRECTORS

    The following table sets forth certain information regarding the directors of the Company, including the nominees for election at the Meeting as Class III Directors, based on information furnished by them to the Company:

                                                                           DIRECTOR
                                                                  AGE       SINCE
                                                                --------   --------
CLASS III--TERM EXPIRES 2000
Herbert S. Alexander(1).................  Westborough, MA          58        1991
Lynn Thompson Hoffman(1)................  Santa Fe, New Mexico     51        1994
Richard N. Thielen(2)(3)................  Sunapee, NH              59        1999
Charles O. Wood, III(1).................  Chambersburg, PA         61        1989
CLASS I--TERM EXPIRES 2001
Eugene S. Colangelo(4)..................  Westborough, MA          52        1987
Allen Sinai.............................  Lexington, MA            61        1995
Timothy L. Vaill........................  Andover, MA              58        1993
CLASS II--TERM EXPIRES 2002
Arthur J. Bauernfeind(3)................  Boston, MA               62        1997
Peter C. Bennett(4).....................  Hingham, MA              61        1986
C. Michael Hazard(3)....................  Boston, MA               68        1997

------------------------

(1) Nominee for re-election.

(2) Nominee for election.

(3) Each of Messrs. Thielen, Bauernfeind, and Hazard were appointed as members of the Board of Directors in connection with the Company's acquisition of RINET Company, Inc. ("RINET") and Westfield Capital Management
    Company, Inc. ("Westfield Captal"), respectively.

(4) Includes service as a director of Boston Private Bank & Trust Company (the "Bank") prior to the formation of the holding company structure in 1988.

    The principal occupation and business experience during the last five
(5) years of each director and nominee for election as Class III Directors is set forth below:

    HERBERT S. ALEXANDER, CPA. Mr. Alexander is founder, President and Chief Executive Officer of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. He serves on the Alumni Board of Boston University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Masachusetts, and formerly on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting.

    ARTHUR J. BAUERNFEIND. Mr. Bauernfeind is President and Chief Operating Officer of Westfield Capital, a wholly-owned subsidiary of the Company. He joined the firm in 1990, and he is an Investment Strategist and Portfolio Manager with direct responsibility for covering transportation, banking and finance, economics and fixed income markets. Mr. Bauernfeind is a Trustee of Murray State University, a former President of the Boston Economic Club and a member of the Boston Security Analysts Society.

    PETER C. BENNETT. Mr. Bennett is a Director and Executive Vice President of State Street Research & Management Company where he has been a senior executive since 1984. Mr. Bennett is Head of the Equity Group at State Street Research & Management Company, Inc. He is Chairman of the Board of

Directors of Christian Camps & Conferences, Inc., Boston, Massachusetts, and is Chairman of the Board of Trustees of Gordon College where he also acts as Chairman of the Investment Committee.

    EUGENE S. COLANGELO. Mr. Colangelo is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He is a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and currently its Vice Chairman. Mr. Colangelo serves as Chairman of the Board of Directors of the Bank.

    C. MICHAEL HAZARD. Mr. Hazard has been Chairman, Chief Executive Officer and Chief Investment Officer of Westfield Capital since the firm was founded in 1989. He is a Portfolio Manager primarily covering healthcare services and investment policy. Mr. Hazard is past President of Healthcare Analysts of Boston, a member of the Finance Committee and Chairman of the Investment Committee of South County Hospital in Wakefield, Rhode Island, and a member of the Board of Directors of E. R. Taylor Investments, Inc., Concord, New Hampshire.

    LYNN THOMPSON HOFFMAN. Mrs. Hoffman is an attorney and private investor. A former investment banker with Paine Webber and publisher with Houghton Mifflin Company, Mrs. Hoffman served as Director of First Mutual Bank, the American Association of Publishers and the Massachusetts Society for the Prevention of Cruelty to Children where she chaired the Finance and Investment Committee. She also served as Overseer of the New England Conservatory, Harvard Community Health Plan, and Babson College and was the past President of the Shirley Eustis House Association. Mrs. Hoffman is a Director of The Pete V. Domenici Center for Public Policy and chairs The Long Range Planning Committee. She resides in Santa Fe, New Mexico.

    DR. ALLEN SINAI. Dr. Sinai is President, Chief Executive Officer and Chief Global Economist, Primark Decision Economics, Inc. ("PDE") and Chief Global Economist and Vice Chairman, WEFA Holdings, Inc. ("WEFA"). Dr. Sinai is responsible for the PDE and WEFA forecasts and analyses of the U.S. and world economics and financial markets and translating this information for senior level decisionmakers in financial institutions, corporations and government. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics; also as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and has been a Member of the Executive Committee, Western Economic Association. He is a member of and contributor to the National Bureau of Economic Research-National Science Foundation Model Comparison Seminar. Additionally, he has been Chairman of The Committee on Developing American Capitalism (CODAC) and is a member of the Time Magazine Board of Economists.

    RICHARD N. THIELEN. In October 1999, the Company acquired RINET founded by Mr. Thielen in 1974. Mr. Thielen has served as President and Chief Executive Officer of RINET since its inception. He is a Certified Public Accountant in Massachusetts and a member of the American Institute of Certified Public Accountants. Prior to the formation of RINET, Mr. Thielen was employed by Price Waterhouse & Company from 1965 through 1972 and by Continental Investment Company, a Boston based financial services NYSE company, until 1974. He served on the Board of Directors of Plymouth Rubber Company (ASE) and Continental Real Estate Investments (NYSE) in the past.

    TIMOTHY L. VAILL. Mr. Vaill is Chairman of the Board of Directors, the President and Chief Executive Officer of the Company, which he joined on January 1, 1993. He is also President and Chief Executive Officer of the Bank, and serves as Chairman of the Board of Directors of Westfield Capital and Chairman of the Board of Directors of RINET. Prior to joining the Company, Mr. Vaill was President of Boston Safe Deposit & Trust Company, and Executive Vice President of its parent, The Boston Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years, and among other assignments, directed all of its international operations. In 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new business for the high net worth marketplace. Mr. Vaill serves on the Board of The Schreiber Corporation and is a Director for the Junior Achievement Foundation in New York. He serves as a Director for the Boston Ten Point Coalition and the New England Aquarium, and is the Chairman of the Board of Trustees at Bay State College in Boston.

    CHARLES O. WOOD, III. Mr. Wood has 40 years of experience in business management and private investment. A director of Boston Private Bank & Trust Company and of its holding company since June 1989, Mr. Wood served as chair of both boards from December 1991 until his resignation as chair of the bank board in December 1998 and as chair of Boston Private Financial Holdings, Inc. in February 1999. Currently a director of JLG Industries, Inc., he is also an investor in and director of many early stage businesses. Early in his career Mr. Wood was associated with a family business, T.B. Wood's Sons Company, and for 15 years was its CEO and board chairman. A graduate of Yale University, Mr. Wood is also active in philanthropic affairs.

BOARD OF DIRECTORS MEETINGS

    The Board of Directors held nine (9) meetings during 1999. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he or she was a member in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

    Directors of the Company are nominated in accordance with the Company's By-laws, which provide that directors may be nominated (i) by a majority of the Board of Directors or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of stockholders. Any stockholder who seeks to make such a nomination must be present in person at such Annual Meeting and must comply with the notice provisions set forth below under "STOCKHOLDER PROPOSALS."

    The standing committees of the Board of Directors consist of the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee. Membership of the Committees of the Board of Directors is comprised of directors of the Company.

    The Audit Committee arranges for suitable audits of the financial and business affairs of the Company and its subsidiaries, reviews the results of such examinations and reports its findings to the Board of Directors at least twice annually. The present members of this committee are Herbert S. Alexander, Chair, Charles O. Wood, Vice-Chair and Peter C. Bennett. The Audit committee held five (5) meetings during 1999.

    The Compensation Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company. The present members of this committee are Peter C. Bennett, Chair, Allen Sinai, Vice Chair, Herbert S. Alexander and Eugene S. Colangelo. The Compensation Committee held five (5) meetings during 1999.

    The Finance Committee assists the Board of Directors by conducting analyses and making recommendations to the Board and management regarding the financial planning and financial structure of the Company in keeping with requirements for fiscally sound operation and maximizing shareholder value. The present members of this committee are Charles O. Wood, III, Chair, Eugene S. Colangelo, Vice Chair, Peter C. Bennett and Lynn Thompson Hoffman. The Finance Committee held three (3) meetings during 1999.

    The Governance Committee assists the Board of Directors by recommending the slate of candidates to be proposed for election and by recommending the members and the Chairs of the Committees of the Board of Directors. In addition, the Governance Committee considers candidates for directorship, provides for the orientation and integration of new members of the Board of Directors and develops procedures for appraising the performance of the Board of Directors and each member thereof. The present members of this committee are Lynn Thompson Hoffman, Chair, Charles O. Wood, Vice Chair, Peter C. Bennett and Allen Sinai. The Governance Committee held four (4) meetings during 1999.

COMPENSATION OF DIRECTORS

    From May 1, 1998 until December 31, 1999, directors of the Company who are not full-time employees of the Company or any of its subsidiaries, received compensation as follows: the Chairman of the Board of Directors received an annual retainer fee of $6,000; Committee Chairpersons received an annual retainer fee of $3,000; and each of the other eligible directors received an annual retainer fee of $2,000. In addition, non-employee directors received $300 per Board of Directors and committee meeting attended.

    Director's compensation is generally reviewed annually, and in January 2000, a revised Directors compensation program was adopted, which will be phased in over a 3 year period beginning January 1, 2000. Pursuant to this program, Directors of the Company who are not full-time employees of the Company or any of its subsidiaries, in year 2000 will receive compensation as follows: the Chairman of the Board of Directors will receive an annual retainer fee of $12,000; the Lead Director will receive an annual retainer fee of $10,000; and each of the other eligible directors will receive an annual retainer fee of $8,000. This annual retainer fee, at the option of the director, is payable 50% in cash and 50% in non-transferable common stock of the Company (which becomes transferable once the director is no longer serving on the Board of Directors) or 100% in such non-transferable stock of the Company. These annual retainer fees will be increased on January 1, 2001 to $13,500, $11,250 and $9,000, respectively, and on January 1, 2002 to $15,000, $12,500 and $10,000,
respectively. In addition, non-employee directors who serve as chairpersons of committees or as committee members receive an annual retainer fee, payable in cash, of $2,000 for such service.

    Non-Employee directors who serve on the Board of Directors of the Company are entitled to receive compensation for their services. However, any outside director serving simultaneously as a member of the Board of Directors of the Company and the Board of Directors of a subsidiary will receive only one Board retainer fee per year.

    Directors are also eligible to receive options to purchase Common Stock under the Directors' Stock Option Plan (the "Directors' Plan"). Annually, on or about May 1, each non-employee director is automatically granted an option to purchase 3,000 shares of Common stock, pursuant to the terms and conditions of the Directors' Plan.

THE DIRECTORS' PLAN

    The Directors' Plan became effective on March 31, 1993, with 90,000 shares of common stock reserved for issuance thereunder. In 1995, the Directors' Plan was amended to provide for an additional 110,000 shares of common stock to be reserved for issuance thereunder. On January 28, 1998, the Board of Directors voted to amend and restate the Directors' Plan to reserve for issuance thereunder such aggregate number of shares of common stock as does not exceed one percent (1%) of the total shares of outstanding common stock of the Company as of the last business day of the preceding fiscal year. The stockholders approved this amended and restated Directors' Plan at the Annual Meeting of Stockholders held on April 22, 1998. During 1998, 106,411 additional shares of common stock were available to issue. Of this, options for an aggregate 45,000 shares were issued, and options for an aggregate 2,400 shares were cancelled during 1998. During 1999, 107,477 additional shares of common stock were available to issue. Of this, options for an aggregate 45,000 shares were issued, and options for an aggregate 16,200 shares were exercised during 1999. Pursuant to the terms of the Directors' Plan, the exercise price of an option may not be less than 100% of the fair market value of the common stock at the time the option is granted. All options granted under the Directors' Plan are non-qualified stock options and are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Generally, stock options granted under the Directors' Plan will be exercisable not earlier than one year and not later than ten years after the date they are granted.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

    The following table lists the name, age and position of each executive officer of the Company.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Arthur J. Bauernfeind.....................     62      President and Chief Operating Officer,
                                                       Westfield Capital; Director of the Company

C. Michael Hazard.........................     68      Chairman and Chief Executive Officer,
                                                       Westfield Capital; Director of the Company

James D. Henderson........................     59      Executive Vice President, Investment
                                                       Management & Trust

Walter M. Pressey.........................     55      Executive Vice President, Chief Financial
                                                       Officer and Treasurer

Richard N. Thielen........................     59      President and Chief Executive Officer,
                                                       RINET; Director of the Company

Timothy L. Vaill..........................     58      Chairman of the Board, President and Chief
                                                       Executive Officer; Director of the
                                                       Company; Director of Westfield Capital and
                                                       RINET

    The principal occupation and business experience during the last five years
(5) of each of the executive officers (other than executive officers who are also directors) of the Company is as follows:

    JAMES D. HENDERSON. Mr. Henderson joined the Company in 1994 and is Executive Vice President, with responsibility for the Bank's investment management and trust business. From the early 1980's until joining the Company, Mr. Henderson was Managing Director of Freedom Capital Management Corporation.

    WALTER M. PRESSEY. Mr. Pressey joined the Company in 1996 and is Executive Vice President, Treasurer and Chief Financial Officer responsible for the overall management of the finance functions. Previously, Mr. Pressey was employed for more than twenty years at The Boston Company as a Senior Vice President.

    Pursuant to the By-laws of the Company, the President, Treasurer and Clerk of the Company hold office until the first meeting of the directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for such term, unless a shorter term is specified in the vote electing or appointing them.

                       COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The following table sets forth information concerning the compensation earned during each of three (3) fiscal years ended
December 31, 1999, 1998, and 1997, respectively, paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company. No officer earned in excess of $1,000,000 for the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM       LONG-TERM
                                                                                     COMPENSATION    COMPENSATION
                                                                                        AWARDS          AWARDS
                                                                       OTHER          RESTRICTED      SECURITIES
NAME AND PRINCIPAL                                     BONUS($)        ANNUAL            STOCK        UNDERLYING
POSITION                     YEAR       SALARY($)       (1)(2)    COMPENSATION($)      AWARDS($)      OPTIONS(#)
------------------         --------   --------------   --------   ----------------   -------------   -------------
Timothy L. Vaill.........    1999     330,000          401,000              --          15,000          45,000
President and CEO            1998     275,000          221,000              --          12,000          35,000
                             1997     227,125          205,750              --              --          35,750

Arthur J. Bauernfeind....    1999     350,236           34,213       366,787(4)             --          10,000
President, Chief
Operating                    1998     350,236           50,000              --              --              --
Officer Westfield Capital    1997     266,839(5)(6)    412,945              --              --              --

C. Michael Hazard........    1999     431,037           42,785       503,113(4)             --          15,000
Chairman, Chief Executive    1998     431,037          100,000              --              --              --
Officer Westfield Capital    1997     321,617(9)(10)       750              --              --              --

James D. Henderson.......    1999     235,000          101,000       236,823(8)          5,625          16,875
Executive Vice President     1998     225,000           90,500       189,782(8)          4,000          12,000
                             1997     190,269           60,500       156,736(8)          2,500          10,500

Richard N. Thielen.......    1999     281,942(12)      214,170              --              --              --
President, Executive Vice
President
RINET


NAME AND PRINCIPAL            ALL OTHER
POSITION                   COMPENSATION($)
------------------         ----------------
Timothy L. Vaill.........       5,000(3)
President and CEO               5,000(3)
                                4,749(3)
Arthur J. Bauernfeind....            --
President, Chief
Operating                            --
Officer Westfield Capital       2,914(7)
C. Michael Hazard........            --
Chairman, Chief Executive            --
Officer Westfield Capital     13,731(11)
James D. Henderson.......       4,716(3)
Executive Vice President        4,716(3)
                                4,749(3)
Richard N. Thielen.......            --
President, Executive Vice
President
RINET

------------------------------

(1) Represents bonus compensation earned in 1997, 1998 and 1999 and paid in 1998, 1999 and 2000, respectively.

(2) Includes Company-wide Longevity Bonus Awards of $750 paid in 1997 and $1000 paid in each of 1998 and 1999 to Mr. Vaill, $500 in each of 1997 and 1998 and $1000 in 1999 to Mr. Henderson, $750 in 1997 and $1000 to each of Messrs. Bauernfeind and Hazard in 1999, and $1000 to Mr. Thielen in 1999.

(3) Represents contributions made to the executive by the Company under its 401(k) plan.

(4) Represents allocation of the profit sharing income of the limited partnerships managed by Westfield Capital. For a description of this fee, see "Agreements with Executive Officers" below.

(5) Does not include S-Corp distribution to Mr. Bauernfeind, then a principal stockholder of Westfield Capital, as a result of the October 31, 1997, merger of Westfield Capital.

(6) Includes $58,373 for compensation paid by the Company and $209,216 paid by Westfield Capital prior to the merger on October 31, 1997. Under
    Mr. Bauernfeind's Employment Agreement with the Company, Mr. Bauernfeind is paid a base salary of $350,236 per annum, and he is eligible for a performance-based bonus. See "Agreements with Executive Officers."

(7) Represents reimbursement for medical insurance premiums.

(8) Represents payment pursuant to an individual incentive program developed for Mr. Henderson based upon the achievement of certain enumerated goals.

(9) Does not include S-Corp distribution to Mr. Hazard, then a principal stockholder of Westfield Capital, as a result of the October 31, 1997, merger of Westfield Capital.

(10) Includes $71,840 for compensation paid by the Company and $250,527 paid by Westfield Capital prior to the merger with the Company on October 31, 1997. Under Mr. Hazard's Employment Agreement with the Company, Mr. Hazard is paid a base salary of $431,037 per annum, and he is eligible for a performance-based bonus. See "Agreements with Executive Officers."

(11) Represents reimbursements of $6,315 for medical insurance premiums, $4,816 for automobile expense, $2,600 for parking expense.

(12) Includes $44,179 for compensation paid by the Company and $237,763 paid by RINET prior to the merger of RINET on October 15, 1999. Under Mr. Thielen's Employment Agreement with the Company, Mr. Thielen is paid a base salary of $258,500 per annum, and he is eligible for a performance-based bonus. See "Agreements with Executive Officers."

    OPTION GRANTS. The following table sets forth information concerning the individual grants of options to purchase common stock to the named executive officers during the fiscal year ended December 31, 1999.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL
                                                                                                     REALIZED VALUE
                                                                                                    AT ASSUMED ANNUAL
                                                       PERCENT OF                                    RATES OF STOCK
                                                         TOTAL                                            PRICE
                                    NUMBER OF           OPTIONS       EXERCISE                      APPRECIATION FOR
                                    SECURITIES         GRANTED TO     OR BASE                          OPTION TERM
                                UNDERLYING OPTIONS    EMPLOYEES IN     PRICE                       -------------------
NAME                              GRANTED(#)(1)      FISCAL YEAR(%)    ($/SH)    EXPIRATION DATE    5%($)      10%($)
----                            ------------------   --------------   --------   ---------------   --------   --------
Timothy L. Vaill..............        45,000              16.23        7.875         2/12/09       222,865    564,782
Arthur J. Bauernfeind.........        10,000               3.60        7.875         2/12/09        49,525    125,507
C. Michael Hazard.............        15,000               5.41        7.875         2/12/09        74,288    188,261
James D. Henderson............        16,875               6.09        7.875         2/12/09        83,574    211,793
Richard N. Thielen............            --                 --           --              --            --         --

------------------------

(1) These options vest annually in equal installments over the three-year period ending February 12, 2002.

    OPTION EXERCISES AND HOLDINGS. The following table sets forth information concerning each exercise of options to purchase common stock during the fiscal year ended December 31, 1999 by each of the named executive officers and the fiscal year-end number and value of unexercised options to purchase common stock.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE OF
                                                                  NUMBER OF                   UNEXERCISED
                                SHARES                           UNEXERCISED                  IN-THE-MONEY
                               ACQUIRED                       OPTIONS AT FISCAL            OPTIONS AT FISCAL
                                  ON           VALUE             YEAR END(#)                  YEAR END($)
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                          -----------   -----------   -------------------------   ----------------------------
Timothy L. Vaill............     30,000       153,688          182,202 / 60,000            $838,344 / 49,532
Arthur J. Bauernfeind.......         --            --             3,250 / 7,500            $   1,608 / 4,688
C. Michael Hazard...........         --            --            4,500 / 11,250            $   2,389 / 7,031
James D. Henderson..........         --            --           68,619 / 21,156            $310,879 / 16,035
Richard N. Thielen..........         --            --                      -/ -                         -/ -

------------------------

(1) Based on the closing price of $8.5000 on the NASDAQ National Market System on December 31, 1999, less the exercise price of the option award. Unless exercised, options expire ten years from the date granted.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Compensation Committee of the Board of Directors is comprised of the following non-employee Directors of the Company and the Bank: Peter C. Bennett, Chair, Allen Sinai, Vice Chair, Herbert S. Alexander and Eugene S. Colangelo. The Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company.

STATEMENT OF COMPENSATION PHILOSOPHY

    COMPENSATION STRATEGY. The Board of Directors and the Compensation Committee compensate members of senior management for their contributions to the Company over both the short and the long-term, and to provide incentive in such a way as to maximize their performance. Executive compensation is designed to create a performance-oriented environment that differentiates awards based on performance, aligns the interests of senior management with those of the shareholders, attracts and retains key executives critical to the long-term success of the Company and provides compensation opportunities which are fully competitive with those offered in the marketplace. The Compensation Committee reviews compensation studies to determine the competitiveness of its executive compensation program. The relevant market used for compensation analysis includes regional banks of comparable size with similar business mix, private banking organizations within larger banks, and investment management and advisory firms. When compared to the mid range of the relevant market, base salaries are targeted to be at or somewhat below the market while performance-based compensation, which includes both short-term and long-term incentives, are targeted to be at or above the market.

    BASE SALARIES. The purpose of base salary is to attract and retain key executives who are critical to the Company's long-term success by providing a basic level of income comparable to that of executives in similar positions as well as taking into account the individual's performance and experience. Normal cost of living and appropriate merit adjustments will be made periodically.

    SHORT-TERM INCENTIVES. The purpose of the Company's short-term incentive plans is to motivate and reward executives for the achievement of earnings, sales and growth targets as well as strategic initiatives in a given year in support of a "pay for performance' philosophy. Under this philosophy, the Compensation Committee awards incentive payments in its discretion based on results in three basic performance areas: overall company success, business line sales growth and contribution to overall profitability and individual performance. Performance is measured primarily on results achieved against internal and external goals, taking into account key indicators and performance measures as determined by the Compensation Committee each year.

    LONG-TERM STOCK INCENTIVES. The purpose of the Company's stock incentive plan is to provide executives opportunities to acquire an ownership interest in the Company. The Compensation Committee believes that ownership of Company common stock will provide an incentive to achieve increases in shareholder value over the long-term and will assure a closer identification of senior management with the Company's shareholders by providing them with a more direct stake in the Company's economic success and by aligning the interests of senior management with those of the Company's shareholders.

COMPENSATION OF TIMOTHY L. VAILL, CHIEF EXECUTIVE OFFICER

    The compensation paid to Timothy L. Vaill, the Chief Executive Officer of the Company and the Bank, consisted of his annual base salary, a cash bonus, awards of stock options and restricted stock. For 1999, the Committee considered the following factors in determining the compensation to be paid to Mr. Vaill: the Company's overall performance, return on equity and earnings per share results; Mr. Vaill's performance against personal goals in four areas including financial earnings, shareholder value, business development and leadership abilities; and, the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Vaill's annual compensation, consisting of base salary and an annual performance incentive in the form of a cash bonus was increased approximately 47.4% during 1999, and he was awarded 15,000 restricted shares of common stock and options to acquire 45,000 shares of common stock.

    The report of the Compensation Committee of the Board of Directors on executive compensation is made by each of the members of the Compensation Committee listed below:

HERBERT S. ALEXANDER   PETER C. BENNETT       EUGENE S. COLANGELO    ALLEN SINAI

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company entered into an Executive Employment Agreement effective
January 1, 1996 (the "Employment Agreement") to extend, amend and restate the terms of Mr. Vaill's then existing employment agreement, which expired in accordance with its terms on December 31, 1995. The Employment Agreement provides for a three-year term which expired December 31, 1998, which is extended by one year each December 31st, beginning in 1999, unless the Company provides thirty days' prior written notice to the contrary to Mr. Vaill. Notwithstanding the foregoing, pursuant to the terms of the Employment Agreement, the Company may terminate Mr. Vaill for cause (as defined in the Employment Agreement). If the Company terminates the Employment Agreement without cause, Mr. Vaill will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If Mr. Vaill terminates his employment for good reason (as defined in the Employment Agreement) within three years following a change in control (as defined in the Employment Agreement and described below), Mr. Vaill will be entitled to receive a payment equal to 2.99 times his average annual compensation for the five years preceding the change in control, provided that the Company will not be required to make any payment to the extent such payment would constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (a "Parachute Payment"). The Employment Agreement also provides (i) that upon any voluntary termination by Mr. Vaill of his employment (other than with good reason), he shall not be employed by any significant competitor of the Company (as defined in the Employment Agreement) for two years following such termination and (ii) that Mr. Vaill shall not disclose any confidential information obtained by him during his employment. Mr. Vaill is also eligible to receive stock options under the 1997 Incentive Stock Option Plan and certain incentive payments directly tied to the profit performance of the Company.

    The Company entered into Employment Agreements effective October 31, 1997, (the "Westfield Employment Agreements") with Messrs. Bauernfeind and Hazard.
Mr. Bauernfeind's Employment Agreement provides for a five-year initial term expiring on October 31, 2002, and Mr. Hazard's Employment Agreement provides for a four-year initial term expiring on October 31, 2001. The terms of the Westfield Employment Agreements, respectively, may be extended upon mutual agreement of the parties thereto. As employees of the Company, Mr. Bauernfeind will receive an annual base salary of $350,236, and Mr. Hazard will receive an annual base salary of $431,037. Commencing with fiscal year ending December 31, 1998, Messrs. Bauernfeind and Hazard are eligible for an annual performance fee share bonus representing the employee's allocation of the annual limited partnership bonus pool of Westfield Capital for the fiscal year just ended. The limited partnership bonus pool shall be determined, and each of Messrs. Bauernfeind's and Hazard's allocation of such bonus pool for any year shall be a percentage determined in respect of such year by the Westfield Capital Chief Executive Officer and approved by the Westfield Capital Board of Directors. Westfield Capital, as the manager of Westfield Partners, LLC (the "Westfield LLC"), acts as the manager for five limited partnerships. Pursuant to the terms of the Limited Liability Company Agreement of Westfield LLC (the "LLC Agreement"), Westfield Capital has the right to allocate, in its sole discretion, a certain amount of the profit sharing income (as defined in the LLC Agreement) attributable to each such limited partnership among the members of Westfield LLC. Messrs. Hazard and Bauernfeind, each directors of the Company and officers of Westfield Capital, are members of Westfield LLC and are, thus, eligible to be allocated a portion of such profit sharing income. Each of Messrs. Bauernfeind and Hazard may be terminated for cause (as defined in the applicable Westfield Employment Agreement) upon written notice. If the Company terminates either of Messrs. Bauernfeind or Hazard without cause (as defined in the applicable Westfield Employment Agreement), then each of Messrs. Bauernfeind and Hazard will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If each of Messrs. Bauernfeind and Hazard terminates his employment for good reason (as defined in the applicable Westfield Employment Agreement) occasioned by certain events, then each of Messrs. Bauernfeind and Hazard will be entitled to receive his base salary for the shorter of (x) the remainder of the term or (y) the remainder of the term less two years. In addition, each of the Westfield

Employment Agreements provides that Mr. Bauernfeind and Mr. Hazard, respectively, (i) shall not disclose any confidential information obtained by them during their employment, (ii) shall not engage in any employment competitive with Westfield Capital during the term of the Westfield Employment Agreement and (iii) shall not solicit customers or employees of Westfield Capital for the latter of the term of five years following termination of employment or the end of the term.

    The Company entered into an Employment Agreement effective October 15, 1999, (the "Thielen Employment Agreement") with Mr. Thielen. The Thielen Employment Agreement provides for a six-year initial term expiring on October 15, 2005, which shall be renewed automatically for periods of one year commencing on October 15, 2005 and on each subsequent anniversary thereafter, unless either Mr. Thielen or the Company gives written notice to the other not less than ninety days prior to the date of any such anniversary of such party's election not to extend the term. Mr. Thielen will initially receive an annual base salary of $258,500 subject to certain adjustments. Commencing with fiscal year ending December 31, 2000, Mr. Thielen is eligible to participate in the annual stock option pool and bonus pool, which were established by the Company for the benefit of certain employees and executive officers. If the Company terminates Mr. Thielen without cause (as defined in the Thielen Employment Agreement), then Mr. Thielen will be entitled to receive his base salary and group health plan benefits for a period until the earlier of (a) the expiration of his term, or
(b) twelve months after the date of termination. In addition, the Agreement provides that Mr. Thielen (i) shall not disclose any confidential information obtained during his employment and (ii) shall not solicit customers or employees of the Company for a period ending two years following termination of employment.

    The Company entered into Change in Control Protection Agreements effective March 19, 1997 (the "Change in Control Agreements") with Mr. Henderson,
Mr. Pressey and certain other officers (each an "Executive" and collectively, the "Executives"). The Change in Control Agreements provide for certain payments and other benefits upon the occurrence of a change in control (as defined below) and termination by the Company of an Executive without cause (as defined in the Change in Control Agreements) or by the Executive for good reason (as defined in the Change in Control Agreements) at any time during the three years after a change in control (as defined below). Upon the occurrence of such events,
(i) the Executives will receive a payment equal to 2 to 2.5 times his or her average annual compensation for the five most recent taxable years preceding the change in control; (ii) outstanding unvested stock options and restricted stock awards held by the Executives shall become immediately exercisable or otherwise vested and (iii) the Executives will be eligible to receive a pro-rata bonus for the year in which the termination occurs. Notwithstanding the foregoing, the Company will not be required to make any payment to the extent such payment would constitute a Parachute Payment.

    For purposes of the Change in Control Agreements a "change in control" generally means the occurrence of any of the following events: (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act")), becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act) of at least 25% or more of the voting stock of the Company; (ii) the majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors (as defined in the Change in Control Agreements); or (iii) the stockholders of the Company approve (a) any consolidation or merger of the Company (as defined in the Change in Control Agreements), (b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company or (c) any plan of liquidation of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    Messrs. Alexander, Bennett, Colangelo and Sinai served as members of the Compensation Committee of the Board of Directors of the Company during fiscal year ended December 31, 1999. None of these individuals has ever been an officer or employee of the Company or has ever had any other reportable relationship with the Company other than through his position as a director of the Company.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock, based on the market price of the Company's common stock, with the total return on companies within the NASDAQ Stock Market and the companies within the SNL Bank Asset Index prepared by SNL Securities LLC. The calculation of cumulative return assumes a $100 investment in the Company's common stock, the NASDAQ Stock Market and the SNL Bank Asset Index on February 14, 1994.

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                            TOTAL RETURN PERFORMANCE

                                                                              PERIOD ENDING
                                                     ---------------------------------------------------------------
INDEX                                                12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
-----                                                --------   --------   --------   --------   --------   --------
Boston Private Financial Holdings..................   100.00     136.36     195.45     290.91     309.09     309.09
NASDAQ--Total US*..................................   100.00     141.33     173.89     213.07     300.25     542.43
SNL $250M-$500M Bank Index.........................   100.00     134.95     175.23     303.07     271.41     252.50
SNL $500M-$1B Bank Index...........................   100.00     132.76     165.97     269.80     265.28     245.56

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of March 1, 2000 regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding common stock, (ii) of the beneficial ownership interest in the common stock of each director of the Company, each nominee for director of the Company and each of the named executive officers of the Company and
(iii) the beneficial ownership interest of all directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of common stock listed.

                                                                    AMOUNT AND
                                                                    NATURE OF
                                                                    BENEFICIAL                PERCENT OF
                  NAME OF BENEFICIAL OWNER                         OWNERSHIP(1)                CLASS(2)
------------------------------------------------------------  ----------------------          ----------
OWNERSHIP OF 5% OR MORE
C. Michael Hazard...........................................         1,368,551(3)(4)             11.69%
  Westfield Capital Management
  One Financial Center
  Boston, MA 02111-2621
Arthur J. Bauernfeind.......................................           768,512(5)                 6.57%
  Westfield Capital Management
  One Financial Center
  Boston, MA 02111-2621

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
Herbert S. Alexander........................................            41,980(6)
Arthur J. Bauernfeind.......................................           768,512(5)                 6.57%
Peter C. Bennett............................................            59,500(7)                    *
Eugene S. Colangelo.........................................            94,666(8)(9)                 *
C. Michael Hazard...........................................         1,368,551(3)(4)             11.69%
Lynn Thompson Hoffman.......................................           75,700(10)(11)                *
Allen Sinai.................................................           38,700(11)                    *
Richard N. Thielen..........................................          300,286(12)                 2.57%
Charles O. Wood, III........................................          537,000(13)                 4.59%
Timothy L. Vaill............................................          312,347(14)(15)             2.62%
James D. Henderson..........................................          106,081(16)                    *
Walter M. Pressey...........................................           49,050(17)                    *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (16
  PERSONS)..................................................        3,978,972(18)                32.08%

--------------------------

*   Represents less then 1%

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the 1934 Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned include shares of common stock which such persons had the right to acquire within 60 days of March 1, 2000, pursuant to stock options.

(2) Percentages are calculated on the basis of shares of common stock outstanding as of March 1, 2000.

(3) Includes 45,000 shares owned by the Hazard Family Foundation and 1,211,426 shares owned by the Hazard Limited Partnership.

(4) Includes 12,000 shares subject to options which are currently exercisable granted to Mr. Hazard pursuant to the Incentive Plan.

(5) Includes 7,000 shares subject to options which are currently exercisable granted to Mr. Bauernfeind pursuant to the Incentive Plan.

(6) Includes 15,200 shares subject to options which are currently exercisable granted to Mr. Alexander pursuant to the Directors' Plan.

(7) Includes 15,500 shares subject to options which are currently exercisable granted to Mr. Bennett pursuant to the Directors' Plan.

(8) Includes 6,766 shares owned by Mr. Colangelo's wife and 16,236 shares owned by two of Mr. Colangelo's children. Mr. Colangelo disclaims beneficial ownership of all such shares.

(9) Includes 15,800 shares subject to options which are currently exercisable granted to Mr. Colangelo pursuant to the Directors' Plan.

(10) Includes 23,000 shares owned by Mrs. Hoffman's husband. Mrs. Hoffman disclaims beneficial ownership of all such shares.

(11) Includes 13,200 shares subject to options which are currently exercisable granted to each of Mrs. Hoffman and Dr. Sinai pursuant to the Directors' Plan.

(12) Includes 1,250 shares subject to options which are currently exercisable granted to Mr. Thielen pursuant to the Incentive Plan.

(13) Includes 17,000 shares subject to options which are currently exercisable granted to Mr. Wood pursuant to the Directors' Plan.

(14) Includes 7,000 shares owned by Mr. Vaill's wife and an aggregate 6,000 shares owned by three of Mr. Vaill's children. Mr. Vaill disclaims beneficial ownership of all such shares.

(15) Includes 223,452 shares subject to options which are currently exercisable granted to Mr. Vaill pursuant to the Incentive Plan.

(16) Includes 84,121 shares subject to options which are currently exercisable granted to Mr. Henderson pursuant to the Incentive Plan.

(17) Includes 38,552 shares subject to options which are currently exercisable granted to Mr. Pressey pursuant to the Incentive Plan.

(18) Includes 443,075 shares subject to options which are currently exercisable.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of common stock file initial reports of ownership and reports of changes in ownership with the Commission and NASDAQ. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) of the Exchange Act during fiscal 1999 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 1999, except as detailed below, no officer, director or person who owns more than 10% of the Company's outstanding shares of common stock failed to file on a timely basis such reports. Richard N. Thielen inadvertently failed to file a Form 3 upon his appointment as a director of the Company and his beneficial ownership of 300,286 common shares. Mr. Thielen subequently filed the Form 3.

                                  PROPOSAL 2.
              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR

    Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has selected KPMG LLP for the fiscal year ending December 31, 2000, subject to the ratification by the stockholders, in the belief that such firm is well qualified.

    KPMG LLP examined and reported upon the financial statements of the Company for the fiscal year ended December 31, 1999. KPMG LLP also performed certain non-audit services for the Company during fiscal 1999. All of the professional services provided by KPMG LLP during 1999 were furnished at customary rates and terms. Neither KPMG LLP nor any of its partners (other than as independent auditors) has any direct or indirect financial interest in, has any connection with or will benefit from the Company or any of its subsidiaries. KPMG LLP has served as the Company's independent auditors since the Company commenced operations in 1987. A representative of KPMG LLP is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

    Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the ratification of the selection of KPMG LLP as independent auditors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE FIRM OF KPMG LLP AS INDEPENDENT AUDITORS TO EXAMINE THE COMPANY'S FINANCIAL STATEMENTS FOR THE CURRENT FISCAL YEAR.

                            SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company's regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them. Such custodians will be reimbursed for their expenses.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

    A summary of the proceedings of the 2000 Annual Meeting of Stockholders will be available after June 1, 2000, to any stockholder upon request to the Clerk of the Company and upon payment of $10.00 to cover the cost of postage and production.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before November 11, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. Any such proposals should be mailed to: Clerk, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

    A record stockholder who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company's By-laws, to the Company at its principal executive office not less than 60 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the later of (a) the 60(th) day prior to the scheduled date of such annual meeting or (b) the 10(th)day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to Commission rules governing the exercise of this authority. Any such proposal should be mailed to: Clerk, Boston Private Financial
Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

                   Proxy Solicited by the Board of Directors

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

              Ten Post Office Square, Boston, Massachusetts 02109

The undersigned hereby constitute(s) and appoint(s) Walter M. Pressey and Ana
E. Steele, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all the shares of Common Stock of Boston Private Financial Holdings, Inc. (the "Company"), held of record by the undersigned on February 22, 2000, at the Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, April 19, 2000 at 11:00 a.m., Boston time, or any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the nominees to the Board of Directors. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the postage paid envelope provided.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto, the Company's Annual Report to Stockholders and the Company's Annual Report on Form 10-K for Fiscal Year 1999, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

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   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
   ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
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HAS YOUR ADDRESS CHANGED?

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





  /X/    PLEASE MARK VOTES
         AS IN THIS EXAMPLE

-------------------------------------------
  BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
-------------------------------------------







RECORD DATE SHARES:







                                                    -----------------------
  Please be sure to sign and date this Proxy.        Date
---------------------------------------------------------------------------


------Stockholder sign here---------------Co-owner sign here---------------

  DETACH CARD






1.  To elect four (4) Class III Directors to serve
    until the 2003 Annual Meeeting and until their
    successors are duly elected and qualified.
                                                        For all  With-  For All
    NOMINEES:                                          Nominees  hold   Except

             (01) HERBERT S. ALEXANDER
             (02) LYNN THOMPSON HOFFMAN                  /  /     /  /    /  /
             (03) RICHARD N. THIELEN
             (04) CHARLES O. WOOD, III

    IF YOU WISH TO WITHHOLD YOUR VOTE FOR ANY OF THE NOMINEES LISTED ABOVE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S) FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.

                                                         For   Against  Abstain

2. To ratify the selection of KPMG LLP as the
   Company's independent auditors for the Fiscal         /  /     /  /    /  /
   year ending December 31, 2000.





   Mark box at right if you plan to attend the Meeting.                   /  /



   Mark box at right if an address change has been noted
   on the reverse side of this card.                                      /  /




                                                                    DETACH CARD





                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.


     Dear Stockholder,

     Please take note of the important information enclosed with this proxy card.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders, April 19, 2000.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,
                                ---------------------     ---------------------

     Boston Private Financial Holdings, Inc.